EXHIBIT 10.10

LIMITED WAIVER AND

THIRD AMENDMENT TO

MASTER CREDIT AGREEMENT

This Limited Waiver and Third Amendment to Master Credit Agreement (“Amendment” or “Third Amendment”) is made and entered into effective as of October 19, 2018 (the “Effective Date”), by and between ABE South Dakota, LLC, a Delaware limited liability company (“Borrower”), and AgCountry Farm Credit Services, PCA, a federal production credit association organized under the Farm Credit Act of 1971, as amended (“Lender”) for the purpose of amending the Master Credit Agreement between Borrower and Lender dated as of December 29, 2015 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Master Agreement”) as subsequently amended by the Limited Waiver and First Amendment to Master Credit Agreement dated as of September 28, 2016, and the Second Amendment to Master Credit Agreement dated as of March 13, 2018.  Any terms not defined herein shall have the meanings assigned to them in the Master Agreement.

RECITALS

Borrower has requested an amendment to the Master Agreement to waive certain financial covenants and, subject to the terms and conditions hereof, Lender has approved Borrower’s request and agrees to amend the Master Agreement as follows.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amendment, the Parties agree as follows:

1.Effectiveness; Conditions Precedent. This Amendment will become effective upon the delivery to Lender, in form and substance satisfactory to Lender, of Borrower’s duly executed counterpart of this Amendment.

2.Fixed Charge Coverage Ratio.   Notwithstanding Section 5.01 of the Master Agreement, the Fixed Charge Coverage Ratio is waived for fiscal year ended September 30, 2018.  Borrower will maintain a minimum Fixed Charge Coverage Ratio of 1.00:1.00 as measured on the last day of the fiscal year ending September 30, 2019; and Borrower will maintain a minimum Fixed Charge Coverage Ratio of 1.15:1.00 as measured on the last day of each fiscal year beginning September 30, 2020.  When the Owners’ Equity Ratio of at least 60% and Working Capital of $15,000,000 or more are both reached and maintained, then the minimum Fixed Charge Coverage Ratio will be reduced automatically to 1.00:1.00.  Should the Owners’ Equity Ratio decline below 60% or Working Capital decline below $15,000,000, the minimum Fixed Charge Coverage Ratio of 1.15:1.0 will be reinstated automatically without notice or other action by Lender.

3.Working Capital.   The Parties agree to amend and restate Section 5.02 – Working Capital of the Master Agreement as follows.  Borrower will maintain Working Capital (tested quarterly) of at least (a) $10,000,000 on September 30, 2018 and December 31, 2018, (b) decreasing to $9,000,000 on March 31, 2019 and June 30, 2019, (c) increasing to $10,000,000 on September 30, 2019, and (d) further increasing to at least $12,000,000 on September 30, 2020 and at all times thereafter.

EXHIBIT 10.10

4.Temporary Amendment of Capital Expenditures Covenant.  Notwithstanding Section 5.03 of the Master Agreement, for the year ending September 30, 2018, Borrower may make Capital Expenditures in an amount not to exceed $6,000,000; and for the year ending September 30, 2019, Borrower may make Capital Expenditures in an amount not to exceed $8,000,000.  Borrower’s maximum Capital Expenditure authorization under Section 5.03 of the Master Agreement shall revert to $2,000,000 for all years ending after September 30, 2019.

5.Total Outstanding Debt to EBITDA Ratio. Notwithstanding Section 5.06 of the Master Agreement, the Total Outstanding Debt to EBITDA Ratio is waived for fiscal year ended September 30, 2018.  Borrower must ensure that the Total Outstanding Debt to EBITDA Ratio is less than 4:00:1:00 as monitored quarterly and tested on the last day of at each fiscal year end, beginning September 30, 2019.

6.Representations; Events of Default.  In order to induce Lender to execute this Amendment, Borrower, as of the date of this Amendment, hereby: (a) makes and renews the representations and warranties contained in Article III of the Master Agreement, and (b) certifies to Lender that there are no existing Defaults or Events of Default.

7.General.  On and after the effectiveness of this Amendment, each reference in the Master Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Master Agreement, and each reference in the Loan Documents to the Master Agreement or the Credit Agreement, shall mean the Master Agreement or the Credit Agreement, as the case may be, as amended by this Amendment.  Except to the extent amended by this Amendment the Credit Agreement shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

8.Expenses and Fees.  Borrower shall pay or reimburse the Lender for attorneys’ fees and costs of Lender’s legal counsel in connection with the preparation, execution, delivery and consummation of this Amendment and the transactions and documents related to or contemplated hereby.  Borrower agrees to pay Lender an amendment fee of $12,000.

9.Counterpart Signatures.  This Amendment may be executed by each party in one or more counterparts (including by telecopy or other electronic mail, or any other electronic means) each of which shall be deemed an original and all of which taken together shall constitute one binding document.

[Signature Page to Follow]

EXHIBIT 10.10

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the Effective Date.

BORROWER:

ABE SOUTH DAKOTA, LLC

By:  /s/ Richard R. Peterson

Name:  Richard R. Peterson

Title:    President and Chief Executive Officer

LENDER:

AGCOUNTRY FARM CREDIT SERVICES, PCA

By:/s/ Jessica Bernstien

Name: Jessica Bernstien

Its:    Vice President – Agribusiness and

Capital Markets

SIGNATURE PAGE TO THIRD AMENDMENT TO
MASTER CREDIT AGREEMENT